UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2009

SheerVision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27629	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4030 Palos Verdes Drive N., Suite 104, Rolling Hills, CA	90274
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 265-8918
___________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Change from Miller, Ellin & Company, LLP to Rosen Seymour Shapss Martin & Company LLP

Effective January 1, 2009, Miller, Ellin & Company, LLP (“Miller Ellin”), the independent accountant of SheerVision, Inc., a Delaware corporation (the “Registrant”), and the principal accountant engaged to audit the Registrant’s financial statements, consummated a merger (the “Merger”) of its practice into the practice of Rosen Seymour Shapss Martin & Company LLP (“Rosen Seymour”), with Rosen Seymour succeeding to the business and operations of Miller Ellin, subject to certain conditions and exceptions, as agreed upon by the parties under the terms of the Merger.  Upon consummation of the Merger on January 1, 2009, Miller Ellin effectively resigned as the Registrant’s independent accountants, and Rosen Seymour, pursuant to the terms of its agreement with Miller Ellin, became the Registrant’s new independent accountants and principal accountant to audit its financial statements, as the successor in interest of Miller Ellin.  The foregoing changes were formally unanimously ratified and approved by the Audit Committee of the Registrant’s Board of Directors (the “Audit Committee”).

During the Registrant’s past two fiscal years, ended August 31, 2007 and August 31, 2008 (together, the “Fiscal Years”), respectively, Miller Ellin was engaged as the Registrant’s principal accountant to examine the Registrant’s financial statements for such Fiscal Years.  The audit report of Miller Ellin on the Registrant’s financial statements for each of the Fiscal Years expressed an unqualified opinion and included an explanatory paragraph relating to the Registrant’s ability to continue as a going concern due to the Registrant’s accumulated deficit, recurring losses from operations, negative cash flows from operating activities, negative working capital and the inability to determine the successful outcome of future financing activities of the Registrant, which, even if achieved, could not assure the Registrant would have sufficient funds to execute its intended business plan or generate positive operating results. Such audit reports did not contain any other adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit, scope or accounting principles.

During the Fiscal Years and through January 1, 2009 (the “Subsequent Interim Period”), there were no disagreements with Miller Ellin, whether resolved or unresolved to Miller Ellin’s satisfaction, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Miller Ellin’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Subsequent Interim Period, no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) occurred that would be required by Item 304(a)(1)(v) to be disclosed in this report.

During the Fiscal Years and through the date of the Registrant’s engagement of Rosen Seymour, including the Subsequent Interim Period, neither the Registrant nor anyone on its behalf consulted Rosen Seymour regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided that Rosen Seymour concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

Change from Rosen Seymour Shapss Martin & Company LLP to Berman & Company, P.A.

Effective March 4, 2009, the Registrant dismissed its independent registered public accounting firm, Rosen Seymour, the successor to the business and operations of Miller Ellin as a result of the Merger.

Rosen Seymour did not conduct any reports on the Registrant’s financial statements from the date of its engagement on January 1, 2009 through its dismissal on March 4, 2009, and, therefore, no report  contained an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During January 1, 2009 through its dismissal on March 4, 2009, there were no disagreements with Rosen Seymour, whether resolved or unresolved to Rosen Seymour’s satisfaction, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Rosen Seymour’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with any future reports.

With respect to Rosen Seymour, no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) occurred that would be required by Item 304(a)(1)(v) to be disclosed in this report.

On March 4, 2009, the Registrant engaged Berman & Company, P.A. (“Berman”) to act as its independent registered public accounting firm.  The foregoing change in auditors was formally unanimously ratified and approved by the Audit Committee of the Registrant’s Board of Directors

 During the Fiscal Years of the Registrant and the period from the end of the most recently completed Fiscal Year through April 14, 2009, neither the Registrant nor anyone on its behalf consulted Berman regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, and either a written report was provided to the Registrant or oral advice was provided that Berman concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has requested Miller Ellin and Rosen Seymour to review the disclosures contained in this report and has asked each of them to furnish it with a letter addressed to the Commission containing any new information, clarification of the Registrant’s expression of its views or the respects in which it does not agree with the statements made by the Registrant in response to Item 304(a) of Regulation S-K. A copy of each such letter will be filed under an amended filing to this Current Report on Form 8-K following receipt of each letter from Miller Ellin and Rosen Seymour.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEERVISION, INC.

Dated: April 14, 2009	By:	/s/ Patrick Adams
Name: Patrick Adams
Title: Chief Financial Officer